8TH AMENDMENT TO LEASE

That certain lease dated September 15, 1992, by and between AmberJack, Ltd., Landlord, and MicroAge Computer Centers, Inc., Tenant, for the premises located at 1620 W. Fountainhead Parkway, Tempe, Az 85282, is amended this 16th day of January, 1995 solely as hereinafter described:

2.       Rent

Effective May l, 1995; Tenant agrees to pay as Base Monthly Rent the sum of thirty nine thousand two hundred forty & 41/100 dollars ($39,240.41) per month for each and every month of this lease (the "Base Monthly Rent"), subject to adjustment, as provided in Paragraph 3 and 4 of the Lease Agreement, payable in advance on the first day of the month without offset, except as expressly provided for herein, commencing with the effective date of this Amendment.

The Base Monthly Rent has been calculated on the basis of 12,211 square feet of rentable area of Leased Premises (Suite 200/300) leased at the annual rate of thirteen and no/100 dollars ($13.00) per square foot of such rentable area; 4,152 square feet of rentable area of Leased Premises (Suite 200A) leased at the annual rate of eleven and no/100 dollars ($11.00) per square foot of such rentable area; 3,173 square feet of Leased Premises (Suite 190) leased at the annual rate of twelve and 50/100 dollars ($12.50) per square foot of such rentable area; 7,124 square feet of Leased Premises (Suite 330) leased at the annual rate of eleven and 25/100 ($11.25) per square foot of such rentable area; 6,669 square feet of Leased Premises (Suite 310) leased at the annual rate of twelve and 50/100 dollars ($12.50) per square foot of such rentable area; 2,932 square feet of Leased Premises (Suite 360) leased at the annual rate of twelve and 50/100 per square foot of such rentable area; and 2,132 square feet of Leased Premises (Suite 170) leased at the annual rate of twelve and 50/100 dollars ($12.50) per square foot of such rentable area. See Exhibit A-8.

4.       Operating Expenses.

Effective May 1, 1995; (b)(iii) for the purpose of this Lease, the Tenant's Percentage is deemed to be thirty-one point one nine percent (31.191%).

5.       Parking.

Effective May 1, 1995; Landlord shall provide 57 covered reserved parking spaces and 39 covered unreserved spaces, free of charge, for the duration of the lease term.

Except as modified in this Amendment #8, the terms and conditions of the Lease shall remain in full force and effect. All defined terms used herein shall have the meanings attributed to them in the Lease.

TENANT

MicroAge Computer Centers, Inc.

By:____________________________
Its:___________________________
Date:__________________________

LANDLORD

Interwestern Management Corporation Managers for AmberJack, Ltd.

By:____________________________
Its:___________________________
Date:__________________________